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                                                                   EXHIBIT 10.16

                              AMENDED AND RESTATED
                         SEVERANCE PROTECTION AGREEMENT

      THIS AMENDED AND RESTATED SEVERANCE AGREEMENT (this "AGREEMENT") dated as of September 23, 2004, is made by and between Vanguard Health Systems, Inc., a Delaware corporation (the "COMPANY"), and Kent H. Wallace (the "EXECUTIVE").

      WHERAS, the Company and the Executive executed a severance protection agreement (the "EXISTING PROTECTION AGREEMENT") dated as of February 6, 2003;

      WHEREAS, the Company has entered into an agreement and plan of merger by and among VHS Holdings LLC, Health Systems Acquisition Corp. and the Company, dated as of July 23, 2004 (the "MERGER AGREEMENT") whereby the Health Systems Corp. will merge into the Company with the Company as the surviving corporation;

      WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel; and

      WHEREAS, the Board of the Company (the "BOARD") recognizes that the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

      WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

      WHEREAS, the Company and the Executive desire to amend and restate the Existing Protection Agreement as set forth herein; and

      NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

      1. Defined Terms. Except for those terms defined above, the definition of capitalized terms used in this Agreement is provided in the last Section hereof.

      2. Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2004; provided, however, that commencing on January 1, 2005 and each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Company shall have given notice not to extend this Agreement; and provided, further, however, that the Company agrees that it shall not give such notice prior to the third anniversary of the

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date first written above; and provided further, however, that if a Change in
Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of not less than thirty-six (36) months beyond the month in which such Change in Control occurred. Furthermore, if the Executive's employment with the Company shall be terminated prior to a Change in Control, this Agreement shall automatically expire.

      3. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments described in Section 6.1 hereof and the other payments and benefits described herein in the event the Executive's employment with the Company is terminated following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been (or, under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

      4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

      5. Compensation Other Than Severance Payments.

            5.1 Following a Change in Control and during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

            5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination

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      under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

            5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year or other measuring period preceding the Date of Termination under any incentive plan but has not yet been paid (pursuant to Section 5.2 hereof or otherwise), and (ii) a pro rata portion to the Date of Termination of the value of any contingent incentive compensation award to the Executive for all uncompleted periods under the plan for the year (or other measuring period) in which the Date of Termination occurs calculated by multiplying the target amount the Executive could have earned under such plan by a fraction, the numerator of which is the number of full months the Executive was employed by the Company during the fiscal year of the Company in which the Date of Termination occurs and the denominator of which is 12.

            5.4 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with the provisions of, the Company's compensation or benefit plans, programs and arrangements.

      6. Severance Payments.

            6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payments described in this Section 6.1 (the "SEVERANCE PAYMENTS") upon the termination of the Executive's employment following a Change in Control and during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of death, Disability or Retirement, or (iii) by the Executive without Good Reason. The Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated prior to a Change in Control without Cause at the direction of a Person who (i) has entered into an agreement with the Company the consummation of which will constitute a Change in Control or (ii) has caused a Potential Change in Control to occur, or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition of Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person.

                  (a) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit

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            otherwise payable to the Executive, the Company shall pay to the
            Executive a lump sum severance payment, in cash, equal to 250% of the sum of (i) the higher of the Executive's annual base salary in effect immediately prior to the occurrence of the event or circumstance upon which the Notice of Termination is based or in effect immediately prior to the Change in Control, and (ii) the higher of the target amount which the Executive could have earned under the Company's annual incentive plan in the year in which the Date of Termination occurs or such target amount in the year in which the Change in Control occurs.

                  (b) For an eighteen (18) month period after the Date of
            Termination, the Company shall, at its cost (provided that Executive shall continue to be responsible to pay the standard employee portion of such cost), arrange to provide the Executive with life, disability, accident, health and dental insurance benefits substantially similar to those which the Executive is receiving immediately prior to the Notice of Termination (without giving effect to any reduction in such benefits subsequent to a Change in Control which reduction constitutes Good Reason). Benefits otherwise receivable by the Executive pursuant to this Section 6.1(b) shall be reduced to the extent comparable benefits are actually received by or made available to the Executive by a new employer of the Executive without cost during the eighteen (18) month period following the Executive's termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive). If the benefits provided to the Executive under this Section 6.1(b) shall result in a decrease, pursuant to
            Section 6.2, in the Severance Payments and these Section 6.1(b) benefits are thereafter reduced pursuant to the immediately preceding sentence because of the receipt of comparable benefits, the Company shall, at the time of such reduction, pay to the Executive the lesser of (A) the amount of the decrease made in the Severance Payments pursuant to Section 6.2, or (B) the maximum amount which can be paid to the Executive without being, or causing any other payment to be, nondeductible by reason of Section 280G of the Code.

            6.2 Notwithstanding any other provisions of this Agreement (except the provisions of Section 6.5 below), in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, including the Severance Payments, being hereinafter called "TOTAL PAYMENTS") would not be deductible (in whole or part), by the Company, an affiliate or any Person making such payment or providing such benefit as a result of Section 280G of the Code, then, to the extent necessary to make such portion of the Total Payments deductible (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement), (A) the cash Severance Payments shall first be reduced (if necessary, to zero), and (B) all other non-cash Severance Payments shall next be reduced (if necessary,

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      to zero). For purposes of this limitation, (i) no portion of the Total
      Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Executive does not constitute a "PARACHUTE PAYMENT" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code,
      (iii) the Severance Payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            If it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this
      Section 6.2, the aggregate "parachute payments" paid to or for the Executive's benefit are in an amount that would result in any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code, then the Executive shall have an obligation to pay the Company upon demand an amount equal to the excess of the aggregate "parachute payments" paid to or for the Executive's benefit over the aggregate "parachute payments" that could have been paid to or for the Executive's benefit without any portion of such "parachute payments" not being deductible by reason of Section 280G of the Code.

            6.3 The payments provided for in Section 6.1 (other than Section 6.1(b)) hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amounts of such payments, and the limitation on such payments set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount determined by the Company within six (6) months after payment to have been due, such excess shall be paid by the Executive to the Company, no later than the thirtieth (30th) business day after demand by the Company. At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

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            6.4 Following a Change in Control (or a termination described in the second sentence of Section 6.1), the Company also shall pay to the Executive all legal fees and related expenses (including costs of experts, evidence and counsel) incurred by the Executive as a result of any dispute in connection with a termination of the Executive's employment, whether or not such dispute is resolved in the Executive's favor, but only if the dispute is pursued by the Executive in good faith (including all such fees and expenses, if any, incurred in respect of a dispute relating to any such termination or in the Executive seeking in good faith to obtain or enforce any benefit or right provided by this Agreement (or by any other plan or arrangement maintained by the Company under which the Executive is or may be entitled to receive benefits) or in connection with any tax audit or proceeding to the extent attributable to the application of
      Section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made to the Executive within five (5) business days after delivery of the Executive's written requests for payment accompanied by evidence of fees and expenses incurred.

      7. Termination Procedures and Compensation During Dispute.

            7.1 Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "NOTICE OF TERMINATION" shall mean a notice which shall indicate the specific termination provision or provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

            7.2 Date of Termination. "DATE OF TERMINATION", with respect to any purported termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given); provided, that in the case of a termination for Cause, nothing herein shall prevent the Company from immediately terminating the Executive's employment, so long as the Company continues to meet all of its responsibilities hereunder with respect to payment of salary, benefits and other obligations during the minimum notice period described in this
      Section 7.2 (and for purposes of measuring such obligations, the Date of Termination shall be deemed to be the end of such minimum notice period).

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            7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the dispute shall be resolved promptly, either by mutual written agreement of the parties or by a final court judgment or order. Any court action brought by a party to this Agreement shall be brought and maintained in a court of competent jurisdiction in Davidson County, in the State of Tennessee, and the parties hereto hereby consent to the jurisdiction of such courts.

            7.4 Interest After Dispute Settled. If a purported termination occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.3 hereof, then if such dispute is resolved by payment to the Executive of any cash payment, the Company shall in addition pay the Executive interest at 10% per annum on all such cash ultimately paid to the Executive as a result of settlement of any such dispute from the Date of Termination.

      8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6. Further, the amount of any payment or benefit provided for in Section 6 (other than Section 6.1(b)) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

      9. Successors; Binding Agreement.

            9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company (the "SUCCESSOR") to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place; provided if the Company is acquired by merger with a subsidiary of a Person, then such Person shall be the Successor unless such Person principally does its hospital management business in such subsidiary or in another subsidiary of such Person in which case the subsidiary principally doing the hospital management company business of the Person shall be the Successor. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession, after notice by the Executive to the Company and, if practicable, a reasonable opportunity to cure such failure, shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

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            9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

      10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                  To the Company:

                  Vanguard Health Systems, Inc.
                  20 Burton Hills Boulevard
                  Suite 100
                  Nashville, TN  37215
                  Attention: Chief Executive Officer

                  with a copy to:

                  VHS Holdings LLC
                  c/o Blackstone Management Associates IV LLC
                  345 Park Avenue
                  New York, NY 10154
                  Attention: Neil Simpkins

                  and a copy to:

                  Simpson Thacher & Bartlett LLP
                  425 Lexington Avenue
                  New York, NY 10017-3954
                  Attention: Brian Robbins

                  To the Executive:

                  Kent H. Wallace
                  20 Burton Hills Boulevard
                  Suite 100
                  Nashville, TN  37215

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      11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged (collectively a "WAIVER") unless the Waiver is agreed to in writing and signed by the Executive and an officer of the Company and sets forth in reasonable detail the facts and circumstances which are the subject of the Waiver. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Tennessee, without regard to such state's conflict of laws rules. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 6 and 7 shall survive the expiration of the term of this Agreement.

      12. Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      14. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

            14.1 "BENEFICIAL OWNER" shall have the meaning defined in Rule 13d-3 under the Exchange Act.

            14.2 "CAUSE" for termination by the Company of the Executive's employment, after any Change in Control, shall mean (i) the conviction of the Executive, by a court of competent jurisdiction and following the exhaustion of all possible appeals, of a criminal act classified as a felony or involving moral turpitude, (ii) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1) after a written demand for substantial performance is delivered to the Executive by the Company, which demand specifically identifies the manner in which the Company believes that the Executive has not substantially performed the Executive's duties, or (iii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (ii) and (iii) of this definition, no act, or failure to act, on the Executive's part

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      shall be deemed "willful" unless done, or omitted to be done, by the
      Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company.

            14.3 "BOARD" shall mean the Board of Directors of the Company.

            14.4 A "CHANGE IN CONTROL" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding voting securities; or

                  (b) during any period of not more than two consecutive years
            (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

                  (c) the shareholders of the Company approve a merger or
            consolidation of the Company with any other corporation, other than both (A) (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing, directly or indirectly, to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity), 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation in which no Person acquires 50% or more of the combined voting power of the Company's then outstanding securities; and (B) immediately after the consummation of such merger or consolidation described in clause
            (A)(i) or (A)(ii) above (and for at least 180 days thereafter) any one of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer do not change from the people occupying such positions immediately prior to such merger or consolidation except as a result of their death or Disability and none of such officers shall have changed prior to such merger or consolidation at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or who has caused a Potential Change in Control to occur; or

                  (d) the shareholders of the Company approve (A) a plan of
            complete liquidation of the Company or (B) an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (or other transaction having a similar effect); or

                  (e) any Potential Change in Control occurs and the Company within one (1) year thereafter gives notice to the Executive not to extend this Agreement as provided in Section 2.

      For purposes of Section 14.4(a), 14.4(c), and 14.4(d)(B) of this Agreement only, the "Company" shall mean any of Vanguard Health Systems, Inc., Vanguard Health Holding Company I, LLC, or Vanguard Health Holding Company II, LLC; provided that, any reorganization involving solely the "Company" and its subsidiaries shall not constitute a change in control under this agreement. Notwithstanding any provision under Section 14.4 of this Agreement, a Change in Control shall not include (A) any transaction where
      (i) all of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer do not change both immediately after the Change in Control and for at least 180 days thereafter except as a result of their death or Disability and (ii) none of such officers shall have changed prior to the Change in Control at the direction of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control or who has caused a Potential Change in Control to occur; or (B) the transactions contemplated by the Merger Agreement.

      14.5 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      14.6 "COMPANY" shall mean Vanguard Health Systems, Inc. and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise including, without limitation, any Person required to assume this Agreement as the Successor pursuant to Section 9.1 (except in determining, under Section 14.4 hereof, whether or not any Change in Control of the Company has occurred in connection with such succession).

      14.7 "DATE OF TERMINATION" shall have the meaning stated in Section 7.2 hereof.

      14.8 "DISABILITY" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

      14.9 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      14.10 "EXECUTIVE" shall mean the individual named in the first paragraph of this Agreement.

      14.11 "GOOD REASON" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

            (a) any change in the Executive's title, authorities, responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, represents an adverse change from his status, title, position or responsibilities (including reporting responsibilities) which were in effect immediately prior to the Change in Control or from his status, title, position, or responsibilities (including reporting responsibilities) which were in effect following a Change in Control pursuant to the Executive's consent to accept any such change; the assignment to him of any duties or work responsibilities which, in his reasonable judgment, are inconsistent with such status, title, position or work responsibilities; or any removal of the Executive from, or failure to reappoint or reelect him to any of such positions, except if any such changes are because of Disability, Retirement, death or Cause;

            (b) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

            (c) the relocation of the Executive's office at which he is to perform his duties, to a location more than thirty (30) miles from the location at which the Executive performed his duties prior to the Change in Control, except for required travel on the Company's business to an extent substantially consistent with his business travel obligations prior to the Change in Control;

            (d) if the Executive had been based at the Company's principal executive offices immediately prior to the Change in Control, the relocation of the Company's principal executive offices to a location more than 30 miles from the location of such offices immediately prior to the Change in Control;

            (e) the failure by the Company, without the Executive's consent, to pay to the Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

            (f) the failure by the Company to continue in effect any stock-based and/or cash annual or long-term incentive compensation plan in which the Executive participates immediately prior to the Change in Control, unless the Executive participates after the Change in Control in other comparable plans generally available to senior executives of the Company and senior executives of any Person in control of the Company;

            (g) the failure by the Company to continue to provide the Executive with benefits substantially similar in value to the Executive in the aggregate to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, unless the Executive participates after the Change in Control in other comparable benefit plans generally available to senior executives of the Company and senior executives of any Person in control of the Company;

            (h) the adverse and substantial alteration of the nature and quality of the office space within which the Executive performed his duties prior to a Change in Control as well as in the secretarial and administrative support provided to the Executive; provided, however, that a reasonable alteration of the secretarial or administrative support provided to the Executive as a result of reasonable measures implemented by the Company to effectuate a cost-reduction or consolidation program shall not constitute Good Reason hereunder;

            (i) any material breach by the Company of any provision of this Agreement; or

            (j) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective.

The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness, unless Executive shall have incurred a Disability; provided, that the temporary assignment of the Executive's responsibilities to another employee of the Company during the period of the Executive's incapacity shall not itself constitute Good Reason. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

      14.12 "NOTICE OF TERMINATION" shall have the meaning stated in Section 7.1 hereof.

      14.13 "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Section 13(d) and 14(d) thereof; however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company's common stock, (v) any person or entity that is a stockholder of the Company as of the date hereof and any affiliates of such person or entity, or (vi) Blackstone (as defined in the Company's 2004 Stock Incentive Plan) or its affiliates.

      14.14 "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

            (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

            (b) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;

            (c) any Person who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities increases such Person's beneficial ownership of such securities by 5% or more of the combined voting power of the Company's then outstanding securities (not including in the securities beneficially owned by such Person any securities acquired directly from the Company); or

            (d) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

      14.15 "RETIREMENT" shall be deemed the reason for the termination by the Company or the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy or qualified retirement plan, not including early retirement, generally applicable to its salaried employees, as in effect immediately prior to the Change in Control, or in accordance with any retirement arrangement established with the Executive's consent with respect to the Executive.

      14.16 "SEVERANCE PAYMENTS" shall mean those payments described in Section
6.1 hereof.

      14.17 "SUCCESSOR" is defined in Section 9.1.

      14.18 "TOTAL PAYMENTS" shall mean those payments described in Section 6.2 hereof.

      14.19 "WAIVER" is defined in Section 11.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement, each as of the day and year first set forth above.

                                              VANGUARD HEALTH SYSTEMS, INC.

                                               By: /s/ Ronald P. Soltman
                                                   -----------------------------
                                                   Ronald P. Soltman
                                                   Executive Vice President

                                              EXECUTIVE:

                                                    /s/ Kent H. Wallace
                                              ----------------------------------
                                              Name: Kent H. Wallace

               [Signature Page to Severance Protection Agreement]